                                                                     EXHIBIT 1.1


                                                                 W&S DRAFT
                                                                  FORM OF
                                                          UNDERWRITING AGREEMENT
                                                                  8/21/96

                            National TechTeam, Inc.

                               3,000,000 Shares*
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                               August [__], 1996

Salomon Brothers Inc
Robert W. Baird & Co. Incorporated
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                 National TechTeam, Inc. (the "Company"), a Delaware corporation, proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 3,000,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). Upon the terms and conditions more fully set forth herein, the Company and the certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") also propose to grant to the Underwriters an option to purchase up to 450,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

                 1.       Representations and Warranties.

                 (a) The Company represents and warrants to, and agrees with, each Underwriter that:





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     *   Plus an option to purchase up to 230,000 additional shares from the
         Company and up to 220,000 additional shares from Selling Stockholders to cover over-allotments.

                            (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-_____) on Form S-3, including related preliminary prospectuses, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either,
                 (A) prior to effectiveness of such registration statement, a further amendment thereto (including the form of final prospectus) or, (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Representatives shall agree in writing to a modification (which agreement shall not be unreasonably withheld), shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                               The terms which follow, when used in this
                 Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in the preceding





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                 paragraph, including exhibits and financial statements, in the form in which it has or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined) or settlement date pursuant to Section 3 hereof, shall also mean such registration statement as so amended on such date. Such term shall include a registration statement, if any, filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and Rule 430A
                 Information deemed to be included therein at the Effective
                 Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Rule 462(b)" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."
                 Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (including the documents listed as exhibits to such documents) pursuant to Form S-3 under the 1933 Act ("Incorporated Documents"), as of the date of such preliminary prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the Effective Date or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in that Registration Statement and the Prospectus as of the date of such filing.

                               The Incorporated Documents, when filed with the
                 Commission, conformed or will conform in all material respects to the requirements for the Exchange Act and none of such documents, as of the date of such Incorporated Documents, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements





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                 therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information forwarded in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

                          (iii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Closing Date and on any settlement date pursuant to Section 3 hereof, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on any settlement date pursuant to Section 3 hereof, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representations or warranties are made as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

                           (iv) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's certificate of incorporation or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or





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                 governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities except such as may be required by the National Association of Securities Dealers, Inc. or under the Act or state securities laws.

                            (v) Except as described in the Prospectus, the Company is not in violation of any term of its charter or by-laws, and the Company is not in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it which violation or violations might or could be expected to individually or in the aggregate result in a materially adverse effect on the financial condition, assets, operations, or prospects of the Company or the offering of the Securities contemplated by the Prospectus (the "Offering").

                           (vi) Except as described in the Prospectus, the Company is operating in compliance in all material respects with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or regulatory body required for the conduct of its businesses, and it owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its businesses as now conducted and as proposed to be conducted, without any known conflict with the rights of others.

                          (vii) All contracts, agreements, instruments, leases and licenses required to be described in the Registration Statement or the Prospectus and/or to be filed as an exhibit to the Registration Statement have been so described in all material respects and/or filed.

                         (viii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and (ii) there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company or any change in the capital stock or long-term debt of the Company.

                           (ix) The financial statements, together with the related notes and schedules, included or incorporated by





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                 reference in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and cash flows of the entities covered thereby at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and are in accordance with the books and records of the entities covered thereby. The selected financial data set forth in the Prospectus under the captions "Summary Financial and Operating Data," "Risk Factors," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and "Management" taken together with the other information in the Prospectus fairly presents, on the basis stated in the Registration Statement, the information set forth therein. No other financial statements are required by Form S-3 or otherwise to be involved in the Registration Statement or the Prospectus.

                            (x)   The Company is insured by insurers of
                 recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

                           (xi) Ernst & Young LLP, who have certified the consolidated financial statements of the Company and the related schedules included or incorporated by reference in the Registration Statement, are, and during the periods covered by their reports included in the Registration Statement were, independent public accountants as required by the Act and the applicable rules and regulations thereunder.

                          (xii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its





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                 properties (owned, leased or licensed) or the nature or
                 conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect on the financial condition, assets, operations or prospects of the Company. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                         (xiii) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading "Actual" beneath the caption "Capitalization" in the Prospectus and immediately following the purchase of the Underwritten Securities hereunder, the Company will have an authorized and outstanding capitalization as set forth under the heading "As Adjusted" beneath the caption "Capitalization" in the Prospectus; the issued shares of Common Stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights; on the Closing Date, the stockholders of the Company will have no preemptive rights with respect to any shares of capital stock of the Company. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or any security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus. Except as described in the Prospectus, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company. The Securities to be sold by the Company and the Selling Stockholders to the Underwriters hereunder, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights.





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                          (xiv)   Except as described in the Prospectus, there
                 are no legal or governmental proceedings or other actions, suits, proceedings or investigations pending before any court or before or by any public, regulatory or governmental agency or body (including, without limitation, any state regulatory agency, board or department) to which the Company is a party or of which any property of the Company is the subject, which, if determined adversely to the Company, would individually or in the aggregate result in a material adverse change in the financial condition, assets, operations, or prospects of the Company or the Offering; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (xv) The Company has the full corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder and this Agreement has been duly and validly authorized, executed and delivered by the Company.

                          (xvi) The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets that the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages (except as described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the financial condition, assets, operations, or prospects of the Company or the Offering).

                         (xvii) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to adversely affect the financial condition, assets, operations or prospects of the Company or the Offering.

                        (xviii)   No person or entity has the right to require
                 registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except as described in the Prospectus.

                          (xix) The Securities have been approved for trading on the Nasdaq National Market.





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                           (xx)   To the best of the Company's knowledge and
                 except as would not, individually or in the aggregate, have a material adverse effect upon the financial conditions, assets, business or operations of the Company (a) the Company is not in violation of any federal, state or local laws and regulations relating to pollution (including regulations relating to noise) or protection of human health or the environmental (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (b) the Company has not received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance; and (c) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                          (xxi) The Company is not involved in any labor dispute nor, to the best knowledge of the Company, is any labor dispute imminent, other than routine disciplinary and grievance matters, that would have a material adverse effect upon the financial condition, assets, business or operations of the Company.

                         (xxii) Neither the Company nor any of its officers, directors or affiliates (as defined in the Act and the rules and regulations thereunder), has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act, or otherwise in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Securities.





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                        (xxiii)     The Company is not, nor does it
         intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                         (xxiv) The Company is in compliance with Florida blue sky law relating to disclosure of issuers doing business with Cuba. The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba and the Company will notify the Florida Department of Banking and Finance, Division of Securities and Investor Protection, if the Company commences doing business with the government of Cuba or any person or affiliate located in Cuba.

                          (xxv) [ADDITIONAL REPRESENTATIONS AND WARRANTIES REGARDING AND ANY OTHER MATTERS THAT ARISE AS A RESULT OF OUR DUE DILIGENCE INVESTIGATION]

         (b) Each Selling Stockholder severally represents and warrants to, and agrees with, each Underwriter that:

                            (i) Such Selling Stockholder, on the Closing Date or the settlement date for the Option Securities otherwise contemplated in Section 3 hereof, as the case may be, will have good title to the number of Securities set forth opposite such Selling Stockholder's name on Schedule II hereto and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, pledges, equities and claims whatsoever.

                           (ii)    (A) To the knowledge of such Selling
                 Stockholder, each of the Registration Statement and Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the preliminary prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) such parts of the Registration Statement under the captions "Management" and "Principal and Selling Stockholders" which specifically relate to such Selling Stockholder do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.





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                          (iii)   Such Selling Stockholder has not taken and
                 will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

                           (iv) Such Selling Stockholder has duly executed and delivered a Power of Attorney in the form heretofore furnished to you (the "Power of Attorney"), appointing William
                 F. Coyro, Jr. and Lawrence A. Mills, or either one of them, as such Selling Stockholder's attorney-in-fact with authority to execute or deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section ______ thereof, to authorize the delivery of the Securities to be sold by such Selling Stockholders hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement (as hereafter described).

                            (v) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with _________________________, as Custodian (the "Custodian"); the
                 Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the dissolution, death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such dissolution, death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such dissolution, death, incapacity or other event had not occurred, regardless of whether or





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

                 not the Custodian shall have received notice of such death, incapacity or other event.

                           (vi) The execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated herein and therein, will not require any consent, approval, authorization or order of any court or governmental agency or body (except such as may have been obtained under the Act, the Exchange Act and such as may be required by the National Association of Securities Dealers, Inc. or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

                 2. Purchase and Sale.(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[__________] per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 230,000 shares of the Option Securities and (ii) the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 220,000 shares of the Option Securities, all at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or facsimile notice by the Representatives to the Company and the Selling Stockholders setting forth the number





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

         of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company and the Selling Stockholders, and payment therefor to the Company and the Selling Stockholders, shall be made as provided in
         Section 3 hereof. The maximum number of shares of the Option Securities to be sold by each Selling Stockholder is set forth on
         Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of shares of the Option Securities to be sold by the Company and each Selling Stockholder shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of shares of the Option Securities to be sold by each of the Company and the Selling Stockholders. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                 3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [_________] [__], 1996, or such later date (not later than [__________] [__], 1996) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Custodian for the benefit of the Selling Stockholders as their interests may appear, respectively, by wire transfer of immediately available funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the office of Berry, Moorman, King & Hudson, 600 Woodbridge Place, Detroit, Michigan. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

                 The Company and the Selling Stockholders agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                 If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company and the Selling Stockholders will deliver (at the expense of the Company and the Selling Stockholders) to the Representatives, at such location as the Representatives shall reasonably designate, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Custodian for the benefit of the Selling Stockholders identified in Schedule II as their interests may appear by wire transfer of immediately available funds. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof and all references in this Agreement to "Closing Date" shall be deemed to be a reference to such settlement date.

                 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                 5.            Agreements.

                 (a) The Company agrees with the several Underwriters that:

                               (i)         The Company will use its best
                 efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective. Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to the termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                               (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this
                 Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

                               (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                               (iv)        The Company will furnish to the
                 Representatives and counsel for the Underwriters, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus, each Preliminary Prospectus, the Incorporated Documents and all amendments and supplements thereto as the Representatives may reasonably request.

                               (v)         The Company will arrange for the
                 qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the Offering.

                               (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement.

                               (vii)       The Company will furnish to its
                 stockholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will promptly deliver to the Representatives and, upon request, to each of the other Underwriters, (A) copies of each annual report of the Company containing financial statements certified by independent public accountants and each other report furnished by the Company to its stockholders, (B) as soon as they are available, copies of any other reports (financial or other) that the Company shall publish or otherwise make available to any of its security holders as such, and (C) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange. So long as the Company shall have active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Act and the rules and regulations thereunder.

                               (viii)      The Company will use its best
                 efforts to maintain the listing of the Securities to be sold hereunder on the Nasdaq National Market, unless the Company's Board of Directors determines otherwise.

                               (ix) The Company will promptly deliver to the Representatives copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Act.

                               (x)         The Company will not become an
                 "investment company" within the meaning of the Investment Company Act.

                               (xi)        Prior to the Closing Date, the
                 Company will issue no press release or other communication directly or indirectly and hold no press conference with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the Offering, without your prior written consent, which consent shall not be unreasonably withheld.

                 (b) Other than pursuant to this Agreement, each Selling Stockholder agrees with the several Underwriters that it will not for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of Common Stock beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock, other than (i) shares of Common Stock disposed of as bona fide gifts and (ii) shares of Common Stock sold or otherwise transferred to a family member of a Selling Stockholder or pursuant to will or laws of descent, provided, however, that prior to any such transfer permitted by the immediately preceding clauses (i) and (ii), the transferee shall execute and deliver to the Representatives a letter agreeing to be bound by the terms of the foregoing "lock-up" agreement as if a signatory thereto. To document the Underwriters compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company and the Selling Stockholders shall have furnished to the Representatives the opinion of Berry, Moorman, King & Hudson, counsel for the Company and the Selling Stockholders, dated the Closing Date, to the effect that:

                               (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, to execute and deliver the Agreement and to perform the obligations to be performed by it thereunder;

                               (ii)        the Company is duly qualified or
                 licensed to do business as a foreign corporation by, and is in good standing in, each jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary, except in those jurisdictions where the failure, individually or in the aggregate, to be so licensed or qualified or in good standing would not have a material adverse effect on the financial condition, assets, operations or prospects of the Company;

                               (iii)       to the best of such counsel's
                 knowledge and except as described in the Prospectus, the Company has no interest in a joint venture or partnership which interest requires disclosure in the Registration Statement and which has not been so disclosed;

                               (iv)        this Agreement has been duly
                 authorized, executed and delivered by the Company;

                               (v)         the Company has an authorized
                 capitalization as set forth in the Prospectus under the heading "Capitalization"; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of preemptive rights;

                               (vi) (A) the Securities being sold by the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been approved for trading on the Nasdaq National Market, (B) the Securities being sold by the Company, when delivered to and paid for by the Underwriters, will be free of any pledge, lien, encumbrance, claim or preemptive rights, and (C) except as described in the Prospectus and to the best of such counsel's knowledge, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other arrangements of any kind with respect to the capital stock of the Company;

                               (vii) the capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the certificates for the Securities are in due and proper form;

                               (viii) all consents, approvals, authorizations or orders of or filings with any court or governmental agency or body required in connection with consummation by the Company of the transactions contemplated in this Agreement have been obtained in all jurisdictions, except such counsel need express no opinion as to any necessary qualification in connection with the purchase and distribution of the Securities by the Underwriters (A) under the securities or blue sky laws of any jurisdiction; or (B) with the National Association of Securities Dealers, Inc.;

                               (ix)        to the best of such counsel's
                 knowledge after due inquiry, the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected where such breach or default could have a material adverse effect on the financial condition assets, operations or prospects of the Company;

                               (x) neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby, will conflict with or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or under any provision of any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument known to such counsel and to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, rule, regulation, judgment, order or decree applicable to the Company;

                               (xi)        except as described in the
                 Prospectus, there are no proceedings or other actions, suits or investigations pending before any court or before or by any public, regulatory or government agency or body, including without limitation any state regulatory agency, board or department or, to the best of such counsel's knowledge after due inquiry, threatened against the Company or any of its properties, of a character that are required to be described in the Registration Statement and the Prospectus but are not so described or which, if determined adversely to the Company, could have a material adverse effect on the financial condition, assets, operations or prospects of the Company;

                               (xii)       except as described in the
                 Prospectus, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local and foreign law, regulation or rule and has obtained all necessary authorizations, consents and approvals from other persons in order to conduct its businesses as described in the Prospectus, the absence of which could have a material adverse effect on the financial condition, assets, operations or prospects of the Company, and to the best of such counsel's knowledge the Company is not in violation of, or in default under, any license, authorization, consent or approval of any law, regulation or rule or any decree, order or judgment applicable to the Company where such default could have a material adverse effect on the financial condition, assets, operations or prospects of the Company;

                               (xiii) the descriptions in the Registration Statement of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents [INCLUDING, WITHOUT LIMITATION, UNDER THE HEADINGS __________________________________] have been reviewed by such counsel and are accurate in all material respects, and comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

                               (xiv)       the Registration Statement has
                 become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (and any supplements thereto) (other than the financial statements and other financial and statistical information included or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                               (xv)        all documents incorporated by
                 reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document;


                               (xvi)       to the best of such counsel's
                 knowledge after due inquiry, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                               (xvii)      except as disclosed in the
                 Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue, or register pursuant to the Act, any shares of capital stock of the Company, upon the issue and sale of the Securities to be sold by the Company and the Selling Stockholders to the Underwriters;

                               (xviii)     the Company is not an "investment
                 company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

                               (xix) each of this Agreement, the Custody Agreement and the Power of Attorney has been duly executed and delivered by each of the Selling Stockholders, each of the Custody Agreement and the Power of Attorney is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by each Selling Stockholder hereunder;

                               (xx)        the delivery by each Selling
                 Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever; and

                               (xxi)       all consents, approvals,
                 authorizations or orders of or filings with any court or government agency or body required in connection with the consummation by any Selling Stockholder of the transactions contemplated in this Agreement have been obtained in all jurisdictions, except such counsel need express no opinion as to the necessity of receiving any qualification under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the securities by the Underwriters or from the National Association of Securities Dealers, Inc.

                               (xxii) none of the execution, performance and delivery of this Agreement by any Selling Stockholder, the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions contemplated in this Agreement by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any order or regulation known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agent, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan, the United States or the Delaware General Corporation Law, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (d) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the

         Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                               (ii)        no stop order suspending the
                 effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                               (iii) subsequent to the date of the most recent financial statements included in the Registration Statement and the Prospectus (exclusive of any supplement thereto), and except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto), (A) the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and (B) there has not been any material adverse change in the financial condition, assets, operations or prospects of the Company, or any change in the capital stock or long-term debt of the Company.

                 (f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, and dated the Closing Date, to the effect that the signer(s) of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

                 (g) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                               (i)         in their opinion the audited
                 financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                               (ii)        on the basis of a reading of the
                 latest unaudited financial statements made available by the Company; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the six-month period ended June 30, 1996, and as at June 30, 1996; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                  (1)      the unaudited financial statements
                               included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-3; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                                  (2)      with respect to the period
                               subsequent to June 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company or preferred or common stock of the Company or decreases in the shareholders' investment of the Company as compared with the amounts shown on the June 30, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net sales or income (loss) from operations or in total or per share amounts of net income (loss)(for both primary earnings and fully diluted earnings) of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                               (iii) they have performed certain other specified procedures as a result of which they determined that certain information specified by the Representatives of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                 References to the Prospectus in this paragraph (g) include any supplements thereto at the date of the letter.

                 (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
         (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (i) At the Execution Time, the Company shall have furnished to the Representatives a letter from each officer and director of the Company that is not a Selling Stockholder, addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than (i) shares of Common Stock disposed of as bona fide gifts and (ii) shares of Common Stock sold or otherwise transferred to a family member or pursuant to will or laws of descent, provided, however, that prior to any such transfer permitted by the immediately preceding clauses (i) and (ii), the transferee shall execute and deliver to the Representatives a letter agreeing to be bound by the terms of the foregoing "lock-up" agreement as if a signatory thereto.

                 (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and its counsel, this Agreement and all obligation of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 7.            Expenses; Reimbursement of Underwriters'
Expenses.

                 (a) The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that the Company will be liable for the payment of and will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and the Selling Stockholders' counsel in connection with the registration of the Securities under the Act and the sale of the Securities and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus, the Incorporated Documents and any amendments and supplements to any of such documents and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, producing or distributing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification;
         (iv) all expenses in connection with authorizing the Securities for trading on the Nasdaq National Market; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, including the fees and disbursements of counsel for the Underwriters in connection therewith; (vi) the cost of preparing stock certificates;
         (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorneys-in-Fact and the Custodian; and
         (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Selling Stockholders will pay, severally in proportion to the number of Securities to be sold by them hereunder, all expenses and taxes incident to the sale and delivery of the Securities to the Underwriters hereunder, including commissions.

                 (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7(b) because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

                 8.  Indemnification and Contribution.

                 (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or reasonably incurred by them in connection with pursuing its rights to indemnification provided by this Section 8; provided, however, that (i) neither the Company nor any Selling Stockholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                 Without limiting the full extent of the Company's agreement to indemnify each Underwriter, as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in paragraph (a) of this Section 8 only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act, and the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledges that the statements set forth in the last paragraph of the cover page and under the heading

         "Underwriting" in the Prospectus and in any Preliminary Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus or in any Preliminary Prospectus, and you, as the Representatives, confirm that such statements are correct.

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however , that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
         (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b), as the case may be, of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Selling Stockholders, as the case may be, on grounds of policy or otherwise, the Company or the Selling Stockholders, as the case may be, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company or the Selling Stockholder, as the case may be, and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company or the Selling Stockholders, as the case may be, are responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the

         Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (e).
         Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or preceding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

                 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, Fax (212) 783-7000, with a copy to Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax
(414) 765-3912, and Robert F. Wall, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, Fax (312) 558-5700; or (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at National TechTeam, Inc., 22000 Garrison Avenue, Dearborn, Michigan 48124, Fax
(313) 277-6409, or if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to the Attorneys-in-Fact at the addresses set forth in Schedule II hereto, with a copy in each instance to Robert A. Hudson, Berry, Moorman, King & Hudson, 600 Woodbridge Place, Detroit, Michigan 48226-4302, Fax (313) 567-1001.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.


                                Very truly yours,

                                NATIONAL TECHTEAM, INC.

                                By:_______________________________
                                Its:


                                Those Selling Stockholders Named in
                                Schedule II to this Agreement


                                By:_______________________________
                                   As Attorney-in-Fact acting on
                                   behalf of each of the Selling
                                   Stockholders named in Schedule
                                   II to this Agreement




The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Robert W. Baird & Co. Incorporated

By: Salomon Brothers Inc

By:_________________________________
            Vice President

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                              Number of Shares of
                                                                            Underwritten Securities
 Underwriters                                                                   To Be Purchased
 ------------                                                               -----------------------

 Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . .
 Robert W. Baird & Co. Incorporated  . . . . . . . . . . . . .

                                                                                    ___________

 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        3,000,000
                                                                                    ===========

                                  SCHEDULE II



                                                              Maximum Number of
                                                              Shares of Option
                                                              Securities to Be
Selling Stockholders                                                  Sold
- --------------------                                          ------------------


William F. Coyro, Jr.                                                75,000
Valerie J. Niemiec                                                   50,000
Wallace D. Riley                                                     30,000
Richard G. Somerlott                                                 60,000
LeRoy H. Wulfmeier, III                                               5,000
                                                                    ----------


Total                                                               220,000
                                                                    ==========


Notices to Attorneys-in-Fact: